THE FIFTH THIRD BANCORP
NONQUALIFIED DEFERRED COMPENSATION PLAN

(as amended and restated effective as of September 1, 2020)

THE FIFTH THIRD BANCORP
NONQUALIFIED DEFERRED COMPENSATION PLAN

(as amended and restated effective as of September 1, 2020)

ARTICLE I – INTRODUCTION

1.1 Amendment and Restatement. Fifth Third Bancorp most recently amended and restated The Fifth Third Bancorp Nonqualified Deferred Compensation Plan in its entirety effective January 1, 2013. That document was amended by the First, Second, Third, Fourth and Fifth Amendments. Fifth Third Bancorp hereby again amends and restates the Plan as set forth herein effective September 1, 2020.

ARTICLE II - DEFINITIONS

2.1 "Account" shall mean a bookkeeping account maintained by the Committee to record the payment obligation of an Employer to a Participant under the Plan. The Committee may maintain an Account to record the total obligation to a Participant under the Plan and component Accounts (and subaccounts) to reflect amounts payable at different times or in different forms, amounts earned for different Plan Years and/or amounts attributable to different sources.

2.2 "Beneficiary" shall mean the person or persons entitled to receive the distributions, if any, payable under the Plan upon or after a Participant's death, to such person or persons as such Participant's Beneficiary. Each Participant may designate a Beneficiary by completing the process established by the Committee for that purpose. A Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is so filed during such Participant's lifetime, and may be changed from time to time by the Participant. If there is no Beneficiary properly designated to receive any amount that becomes payable under the Plan upon or after the Participant's death, then the Participant's Beneficiary shall be Participant's spouse, if living, or otherwise, the Participant's estate. A Participant's Beneficiary designation shall apply to the Participant's entire benefit under the Plan.

2.3 "Claims Review Committee" shall mean the sub-committee established by the Committee for purposes of administering the claims and claim review procedures under the Plan.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended at the particular time applicable. A reference to a section of the Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.5 "Committee" shall mean The Fifth Third Bank Pension, 401(k), and Medical Plan Committee which is responsible for the administration of this Plan in accordance with the provision of the Plan as set forth in this document. Where applicable, a reference to the Committee includes its delegate.

2.6 "Compensation" shall mean the total base earnings plus the cash portion of Variable Compensation (but excluding other cash incentives not characterized by an Employer as Variable Compensation) paid by an Employer to a Participant or which would otherwise be paid but for a deferral election hereunder. For purposes of this plan, "Compensation" shall only include the cash portion of any Variable Compensation amount otherwise payable in the calendar year immediately following the performance period applicable to such Variable Compensation (and shall exclude the portion of Variable Compensation that is payable in any subsequent calendar years pursuant to the terms of the Employer's Variable Compensation program).

2.7 "Effective Date" shall mean September 1, 2020.

2.8 "Employer" shall mean Fifth Third Bank, National Association, and any other subsidiary of Fifth Third Bancorp or any successor or assignee of any of them.

2.9 "Executive" shall mean an employee of an Employer who is employed on a full-time or part-time basis and who is a Bank President, Bank Executive Vice President, Bank Senior Vice President or Bank Vice President.

2.10 "Flex Account" shall mean an Account (other than a Retirement Account) established to record the amounts payable at a future date as specified in the Participant's deferral election, to the extent that such amounts are attributable to amounts deferred by the Participant under Article IV for Plan Years after 2020, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII. The number of Flex Accounts made available to Participants is at the discretion of the Committee.

2.11 "Grandfathered Participant" shall mean a Participant (other than an individual who is a Participant under Paragraph 2.14(b)) whose service with all Employers terminated prior to September 1, 1999.

2.12 "Key Employee" shall mean an employee of an Employer who is in Pay Band A, B, C, D, P or Q, as determined by Fifth Third Bancorp.

2.13 "Open Enrollment Period" shall mean such period no more than thirty (30) days in length prescribed by the Committee, closing no later than the last day of the Plan Year immediately preceding the Plan Year for which elections to defer Compensation under Article IV are permitted.

2.14 "Participant" shall mean any of the following:

(a) any Executive or Key Employee who satisfies the eligibility requirements of Article III and who receives an allocation to his Account, as well as any former Executive or Key Employee who has an Account under the Plan; or

(b) any person who has a Predecessor Plan Account attributable to his employment covered by a Predecessor Plan.

2.15 "Plan" shall mean The Fifth Third Bancorp Nonqualified Deferred Compensation Plan as described in this instrument, and as may be amended, thereafter.

2.16 "Plan Year" shall mean the calendar year.

2.17 "Post-2012 Account" shall mean the account established by an Employer as a book reserve to reflect the amounts credited to a Participant under this Plan for Plan Years after 2012 and prior to 2021. A Participant's Post-2012 Account under the Plan may include one or more of the following subaccounts:

(a) Post-2012 Employee Contribution Account.

(b) Post-2012 Employer Contribution Account.

2.18 "Post-2012 Employee Contribution Account" shall mean the account established by an Employer as a book reserve to reflect the amounts deferred by a Participant under Article IV for Plan Years beginning after 2012 and prior to 2021, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.19 "Post-2012 Employer Contribution Account" shall mean the account established by an Employer as a book reserve to reflect the amounts credited by an Employer as matching contributions under Article V for Plan Years beginning after 2012 and prior to 2021 and profit sharing contributions under Article VI for Plan Years beginning after 2012 and prior to 2021, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.20 "Pre-2013 Account" shall mean the account established by an Employer as a book reserve to reflect the amounts credited to a Participant under this Plan for Plan Years before 2013. A Participant's Pre-2013 Account under the Plan may include one or more of the following subaccounts:

(a) Pre-2013 Deferred Compensation Account.

(b) Pre-2013 Matching Account.

(c) Predecessor Plan Account.

(d) Pre-2013 Profit Sharing Account.

2.21 "Pre-2013 Deferred Compensation Account" shall mean the account established by an Employer as a book reserve to reflect the amounts deferred by a Participant under Article IV for Plan Years beginning before 2013, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.22 "Pre-2013 Matching Account" shall mean the account established by an Employer as a book reserve to reflect the amounts credited by an Employer as matching contributions

under Article V for Plan Years beginning before 2013, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.23 "Pre-2013 Profit Sharing Account" shall mean the account established by an Employer as a book reserve to reflect the amounts credited by an Employer as profit sharing contributions under Article VI for Plan Years beginning before 2013, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.24 "Predecessor Plan" shall mean any other nonqualified deferred compensation plan designated by the Committee. Each such Predecessor Plan was completely amended and restated into this Plan.

2.25 "Predecessor Plan Account" shall mean an account established by the Employer as a book reserve to reflect amounts credited hereunder with respect to a Predecessor Plan, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII.

2.26 "Qualified Executive" shall mean an employee of an Employer who is an Executive who meets the criteria in either (a) or (b) below:

(a) an Executive is a Qualified Executive if he was an Executive for the 2007 Plan Year who had a Compensation deferral election in effect under the Plan for the 2007 Plan Year and thereafter;

(b) an Executive is a Qualified Executive if (i) he was a Key Employee who had a Compensation deferral election in effect under the Plan for the most recent Plan Year in which he was eligible to do so as a Key Employee, and thereafter, and (ii) as of the first day of an Open Enrollment Period, he no longer qualifies as a Key Employee by reason of a change in his Pay Band (i.e., he is no longer in Pay Band A, B, C, D, P or Q).

An individual meeting the criteria in (a) or (b) shall no longer be considered a Qualified Executive if, at any time and for any reason (including termination of employment and voluntary decision to cease deferring), he no longer has a Compensation deferral election in effect.

2.27 "Retirement Account" shall mean an Account (other than a Flex Account) established to record the amounts payable to a Participant following the Participant's Separation from Service, to the extent that such amounts are attributable to amounts deferred by the Participant under Article IV or credited by the Employer under Articles V, VI or VII for Plan Years after 2020, as adjusted by earnings (and losses) under Article IX and as reduced by distributions under Article XI and Article XII. The number of Retirement Accounts made available to Participants is at the discretion of the Committee.

2.28 "Savings Plan" shall mean the Fifth Third Bancorp 401(k) Savings Plan, as amended from time to time.

2.29 "Separation from Service" means the termination of employment with all Employers. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate that the Employer and Participant reasonably anticipate that no further services would be performed after a certain date or that the level of bona fide services would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of employment if the Participant has been employed by an Employer less than 36 months). A Participant is not treated as having terminated employment while he is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment under an applicable statute or by contract. The determination of whether a Separation of Service has occurred shall be based on applicable regulations and other applicable legal authority under section 409A of the Code.

2.30 "Performance-Based Compensation" means Variable Compensation that is based on services performed over a period of at least twelve (12) months and that constitutes "performance-based compensation" within the meaning of Section 409A of the Code.

2.31 "Variable Compensation" means cash incentive compensation earned by a Participant under the Employer's Performance-Based Compensation Plan (or a successor incentive compensation plan of the Employer).

ARTICLE III – ELIGIBILITY AND PARTICIPATION

3.1 Each individual who, on the first day of an Open Enrollment Period beginning on or after the Effective Date, is either a Key Employee or a Qualified Executive:

(a) may elect to defer Compensation for services performed during the ensuing Plan Year to which the Open Enrollment Period relates, in accordance with Article IV; and

(b) shall be eligible for matching allocations under Article V, profit sharing allocations under Article VI and discretionary allocations under Article VII for the ensuing Plan Year to which such Open Enrollment Period relates.

An individual who is not a Key Employee or a Qualified Executive on the first day of an Open Enrollment Period but who later becomes a Key Employee shall not be eligible to defer Compensation until the first day of the next Open Enrollment Period with respect to which he is still a Key Employee (for the Plan Year to which such next Open Enrollment Period relates); and he shall not be eligible for matching or profit sharing allocations until the Plan Year following the next Open Enrollment Period as of the first day of which he is a Key Employee.

A Qualified Executive's eligibility for matching allocations under Article V and profit sharing allocations under Article VI may be limited to the amount his allocations under the Savings Plan are reduced by reason of his Compensation deferrals under this Plan.

ARTICLE IV - ELECTION TO DEFER COMPENSATION

4.1 Compensation Deferral

(a) Compensation Deferral. Each Key Employee and Qualified Executive eligible under Article III may elect to have a portion of his Compensation for services performed during a Plan Year deferred and credited with earnings in accordance with the terms and conditions of the Plan. Pursuant to administrative procedures established by the Committee, a Key Employee or a Qualified Executive may make separate deferral elections with respect to the base earnings and Variable Compensation portions of his Compensation. Unless otherwise determined by the Committee during the Open Enrollment Period for a Plan Year, a Key Employee or a Qualified Executive who wishes to defer any base earnings or Variable Compensation for such Plan Year must elect to defer not less than five percent (5%) of his base earnings or Variable Compensation, as applicable, for such Plan Year. In its discretion, the Committee may limit the maximum amount of Compensation that may be deferred into this Plan, and any such limit shall be established by the Committee by the commencement of the applicable Open Enrollment Period.

(b) Implementation. The base earnings portion of a Key Employee's or Qualified Executive's Compensation otherwise earned and payable to the Participant during the Plan Year shall be reduced by the amount of Participant's election under this Paragraph 4.1. The Variable Compensation portion of a Key Employee's or Qualified Executive's Compensation otherwise payable to the Participant in the year immediately following the Plan Year shall be reduced by the amount of the Participant's election under 4.1. Such amounts shall be credited to the Participant's Account at the time his Compensation is so reduced. For purposes of this Paragraph 4.1, base earnings payable after December 31st solely for services performed during the final payroll period containing such December 31st, shall be treated as Compensation for services performed in the subsequent taxable year in which the payment is made.

(c) Allocation to Retirement Account(s) and Flex Account(s). A Participant's deferral election for each Plan Year commencing after the Effective Date will specify the allocation of the Participant's deferrals to the Participant's designated Retirement Accounts and Flex Accounts. To the extent that a Participant does not designate the Account to which deferrals of Compensation shall be credited as provided in this Section 4.1(c) (or if the Participant's designation does not comply with the terms of the Plan), such deferrals shall be credited to the first Retirement Account established by that Participant. The time and form of payment of the Participant's Retirement Accounts and Flex Accounts will be determined in accordance with the applicable provisions of Article XI.

4.2 Election Procedure. An eligible Key Employee or Qualified Executive desiring to exercise an available election under Paragraph 4.1 for a Plan Year shall notify the Committee each Plan Year of his deferral election during the Open Enrollment Period or other election period established by the Committee under Paragraph 4.3. Such notice must be binding and must be in accordance with the procedures established by the Committee during the applicable election period. A deferral election shall be effective for the entire Plan Year to which it relates and may not be modified or terminated for that Plan Year. The Committee, in its discretion, may provide in the deferral election materials for an Open Enrollment Period that a Participant's deferral election will continue in effect for each subsequent Plan Year, unless revoked or changed by the Participant during a subsequent Enrollment Period in accordance with the Plan.

4.3 Performance Based Compensation Deferral. The Committee may allow all or some Key Employees or Qualified Executives to make and/or change deferral elections with respect to Variable Compensation that constitutes Performance-Based Compensation on any date up to the date that is 6 months before the end of the performance period applicable to such Variable Compensation (or such earlier date as specified by the Committee), provided that in no event may such deferral election be made after such Variable Compensation has become "readily ascertainable" within the meaning of Section 409A of the Code and provided further that such election shall only apply with respect to such Variable Compensation or portion thereof that is paid (or would be paid but for the Participant's deferral election) to the participant in the calendar year immediately following the applicable performance period.

ARTICLE V - MATCHING ALLOCATIONS

5.1 Matching Allocations. An Employer, in its discretion, may credit a matching allocation to the Account of any Key Employee or Qualified Executive eligible under Article III it selects provided:

(a) he remains in the employment of an Employer as a Key Employee or Qualified Executive (or is on an Employer-approved leave of absence) on the date the Committee determines to credit the allocation; and

(b) he either has a Compensation deferral election in effect under Paragraph 4.1 for the Plan Year, or has "Annual Compensation" (as defined in the Savings Plan) in the corresponding Plan Year of that plan in excess of the compensation limitation imposed by section 401(a)(17) of the Code.

The matching allocations for such selected Participants shall be determined by the Employer and may vary for each such Participant. The amount of the matching allocation as so determined under this paragraph for a Participant shall be credited, effective as of the last day of the Plan Year or at such other time or times determined by the Committee, to the first Retirement Account established by such Participant. Matching allocations credited for Plan Years prior to 2021 were credited to Participants' Post-2012 Employer Contribution Accounts or Pre-2013 Matching Accounts, as applicable.

ARTICLE VI - PROFIT SHARING ALLOCATIONS

6.1 Profit Sharing Allocations. The Employer, in its discretion, may credit a profit sharing allocation to the Account of any Key Employee or Qualified Executive eligible under Article III it selects for a Plan Year provided he remains in the employment of an Employer as a Key Employee or Qualified Executive (or is on an Employer-approved leave of absence) on the date the Employer determines to credit the allocation.

The profit sharing allocations for such selected Participants shall be determined by the Employer and may vary for each such Participant. The amount of the profit sharing allocation as so determined under this paragraph for a Participant shall be credited, effective as of the last day of the Plan Year or at such other time or times determined by the Employer, to the first Retirement Account established by such Participant. Profit sharing allocations credited for Plan Years prior to 2021 were credited to Participants' Post-2012 Employer Contribution Accounts or Pre-2013 Profit Sharing Accounts, as applicable.

ARTICLE VII – DISCRETIONARY ALLOCATIONS

7.1 Discretionary Allocations. The Employer, in its discretion, may credit a discretionary allocation to the Account of any Key Employee or Qualified Executive eligible under Article III it selects, and the amount of any such discretionary allocations may vary for each such Participant. The amount of any such discretionary allocation for a Participant shall be credited, effective as of such time determined by the Employer, to the first Retirement Account established by such Participant. Any discretionary allocation may be subject to forfeiture in accordance with such vesting schedule as the Committee may determine, in its discretion.

ARTICLE VIII - PARTICIPANT'S INTEREST

8.1 Unsecured Creditor. No Participant or his designated Beneficiary shall acquire any property interest in his Account or any other assets of the Employer or Fifth Third Bancorp, their rights being limited to receiving from the Employer or Fifth Third Bancorp deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer or Fifth Third Bancorp.

ARTICLE IX - CREDITING OF EARNINGS

9.1 General. There shall be credited to the Account of each Participant an additional amount of earnings (or losses) determined under this Article IX.

9.2 Investment Elections. Each Participant shall elect to have earnings (or losses) credited to his Account from among various investment benchmarks the Committee determines to establish for this purpose.

Such an election shall be made in such manner as the Committee shall direct.

The Committee may prescribe rules including rules which limit the frequency of changes to elections, prescribe times for making elections, regulate the amount or increment a Participant may allocate to a particular investment benchmark, require or allow an election (or election change) to relate only to future allocations, require or allow an election (or election change) to apply separately to various component Accounts and subaccounts or consistently to all component Accounts and subaccounts and provide for the investment of the Account of a Participant who fails to make an election.

9.3 Rate of Return Benchmarks. The Committee shall determine the rate of return for each of the investment benchmarks selected by the Committee under Paragraph 9.2 above.

9.4 Crediting. The Participant's Account shall be increased or decreased as if it had earned the rate of return corresponding to the Participant's investment election. The time and method of such crediting and the recordkeeping methodologies used shall be determined in the sole and absolute discretion of the Committee.

ARTICLE X - VESTING

10.1 Vesting Provisions. Except as provided with respect to discretionary allocations pursuant to Article VII, a Participant's rights to his Account (including each of its component Accounts and subaccounts) shall be nonforfeitable at all times.

ARTICLE XI - PLAN BENEFITS

11.1 Distributions.

(a) Time and Form of Payment.

(i) Retirement Account(s). In accordance with the election procedures in Paragraph 11.2, a Participant may elect to have the vested balance of a Retirement Account paid (or commence to be paid) as of one of the following times: (x) the first business day of August of the Plan Year immediately following the Plan Year in which the Participant's Separation from Service with all Employers occurs, or (y) the first business day of August of any subsequent year, but not later than the first business day of August of the tenth Plan Year following the Plan Year in which such Separation from Service occurs. In accordance with the election procedures in Paragraph 11.2, a Participant may elect to have the vested balance of a Retirement Account paid in one of the following forms:

(A) A single lump distribution; or

(B) Substantially equal annual installments, the last payment of which is no later than the first business day of August of the tenth Plan

Year following the Plan Year in which such Separation from Service occurs.

If installment payments are in effect, the applicable Retirement Account shall continue to be credited with earnings (or losses) under Article IX until fully paid.

(ii) Flex Account(s). In accordance with the election procedures in Paragraph 11.2, a Participant may elect to have the vested balance of a Flex Account paid (or commence to be paid) as of one of the following times: (x) the first business day of January or July of a Plan Year that is at least three (3) Plan Years after the Plan Year for which the deferral election is made, (y) the first business day of August of the Plan Year immediately following the Plan Year in which the Participant's Separation from Service with all Employers occurs, or (z) the first business day of August of any subsequent year following the Participant's Separation from Service, but not later than the first business day of August of the tenth Plan Year following the Plan Year in which such Separation from Service occurs. In accordance with the election procedures in Paragraph 11.2, a Participant may elect to have the vested balance of a Flex Account paid in one of the following forms:

(A) A single lump distribution; or

(B) Substantially equal annual installments, the last payment of which is no later than the first business day after the tenth anniversary of the first such installment.

If installment payments are in effect, the applicable Flex Account shall continue to be credited with earnings (or losses) under Article VIII until fully paid.

Notwithstanding the foregoing, in the event of a Participant's Separation from Service (for any reason other than death) prior to the commencement of payment of a Flex Account otherwise scheduled to be paid or commence on the first business day of January or July of a Plan Year, the vested balance of such Flex Account shall instead be paid at the time and in the form provided for under the first Retirement Account established by the Participant.

(iii) Post-2012 Accounts and Pre-2013 Accounts. In accordance with the applicable election procedures in effect under the Plan at the time (and prior to the Effective Date), a Participant was permitted to elect to have the amounts represented by each of the Participant's vested Post-2012 Account and/or vested Pre-2013 Account to be paid (or commence to be paid) as of the first business day of August of the Plan Year immediately following the Plan Year in which the Participant's Separation from Service with all

Employers occurs, or the first business day of August of any subsequent year, but not later than the first business day of August of the tenth Plan Year following the Plan Year in which such Separation from Service occurs. In accordance with such applicable election procedures, a Participant may have elected separately with respect to the Participant's Post-2012 and/or Pre-2013 Account, as applicable, to have such amounts paid in one of the following forms:

(A) single lump distribution; or

(B) substantially equal annual installments, the last payment of which is no later than the first business day of August of the tenth Plan Year following the Plan Year in which such Separation from Service occurs.

If installment payments are in effect, the Participant's Post-2012 Account and/or Pre-2013 Account, as applicable, shall continue to be credited with earnings (or losses) under Article VIII until fully paid.

(b) Small Account Balances. Notwithstanding the foregoing or Paragraph 11.3(a), (b) or (c), in the event the aggregate vested balance of the Participant's Account (including any Retirement Accounts, Flex Accounts, Pre-2013 Account and Post-2012 Account does not exceed $25,000 as of any December 31st after the Participant has a Separation from Service, then any payment election by a Participant shall be disregarded. In such a case, the aggregate vested balance of the Participant's Account shall be paid in a single lump sum distribution as of the first business day of August following such December 31st (even if the aggregate vested balance of the Participant's Account exceeds $25,000 at that time).

(c) Medium of Payment. Any payment of a Participant's vested Account under this Plan, whether as a lump sum or installments, shall be made in cash.

11.2 Election Procedures.

(a) Initial Elections.

(i) Retirement Account. Each Key Employee and Qualified Executive shall elect, during the first Open Enrollment Period beginning on or after the Effective Date during which he or she is eligible to participate in the Plan, the time and form of payment of the Participant's Retirement Account in accordance with this Paragraph 11.2(a)(i). Any such election shall be effective immediately. If a Participant does not make a timely initial election of the time and form of payment of his Retirement Account, payment of the Retirement Account shall be made as of the first business day of August of the Plan Year immediately following the Plan Year in

which the Separation from Service occurs in a single lump sum cash distribution.

(ii) Flex Account(s). A Participant shall elect, during the first Open Enrollment Period beginning on or after the Effective Date during which the Participant elects to have any deferred Compensation credited to a particular Flex Account, the time and form of payment of such Flex Account in accordance with this Paragraph 11.2(a)(ii). A Participant may choose a different time and form of payment for each separate Flex Account in accordance with this Paragraph 11.2(a)(ii). Any such election shall be effective immediately. If a Participant does not make a timely initial election of the time and form of payment of a Flex Account, payment of such Flex Account shall be made as of the first business day of August of the Plan Year immediately following the Plan Year in which the Separation from Service occurs in a single lump sum cash distribution.

(iii) Post 2012 Accounts and Pre-2013 Accounts. Each Participant with a Post 2012 Account and/or a Pre-2013 Account either (x) made a timely initial election of the time and form of payment of each such account, or (y) if the Participant did not make a timely initial election, was deemed to have made an initial election to receive payment of his or her Post-2012 Account and/or Pre-2013 Account, as applicable, immediately following the Plan Year in which the Participant's Separation from Service occurs in a single lump sum cash distribution.

(b) Subsequent Deferral Elections. A Participant may make or change an election after the applicable deadline established in 11.2(a) above at any time in order to defer payment of any (or all) of his Retirement Account(s), Flex Account(s), Pre-2013 Account or Post-2012 Account; provided, however, that in order to be effective to change the time or form of any payment under the Plan, such election (i) may not take effect until at least 12 months after the date on which it is made, (ii) must require that the payment with respect to which such election is made will be deferred for a period of not less than five years from the date such payment would otherwise have been made, (iii) must be made not less than 12 months before the date the payment is scheduled to be made, and (iv) may not result in any portion of the Participant's benefits being paid any later than December 31 of the fifteenth (15th) Plan Year after the Plan Year in which the Participant's Separation from Service occurs.

(c) Committee Rules. Elections shall be made in accordance with the rules and procedures established by the Committee.

11.3 Transition Rules.

(a) Grandfathered Participants. A Grandfathered Participant shall be paid in cash in accordance with the payment provisions under the Plan or election (whichever is

controlling) in effect immediately prior to September 1, 1999. In the event the Participant's vested Pre-2013 Account does not exceed $25,000 as of any December 31st, then any payment election by a Participant shall be disregarded. In such a case, the vested Pre-2013 Account (or remaining balance thereof) shall be paid in a single lump sum cash distribution as of the first business day of August following such December 31st (even if such vested Pre-2013 Account exceeds $25,000 at that time).

(b) Participants in Pay Status in 2005. A Participant (who is not a Grandfathered Participant) who had commenced receiving installment payments in 2005 or earlier, shall continue to receive such payments in accordance with the payment provisions under the Plan or election (whichever is controlling) in effect prior to January 1, 2005, provided that the value of his vested Pre-2013 Account as of a date in 2005 determined by the Committee was greater than $10,000. If the value of such a Participant's vested Pre-2013 Account as of such date was not greater than $10,000, then he received a single lump sum distribution of his entire vested Pre-2013 Account in 2005. Effective December 31, 2005, in the event the Participant's vested Pre-2013 Account does not exceed $25,000 as of any December 31st, then any payment election by a Participant shall be disregarded. In such a case, the vested Pre-2013 Account (or remaining balance thereof) shall be paid in a single lump sum distribution as of the first business day of August following such December 31st (even if such vested Pre-2013 Account exceeds $25,000 at that time).

(c) Terminated Participants Not in Pay Status in 2005. A Participant (who is not a Grandfathered Participant) who has separated from service in 2005 or earlier, but who, as of a date in 2005 determined by the Committee, has not received or commenced receiving payments of his vested Pre-2013 Account, shall be subject to the payment provisions of Paragraph 11.1, and any prior payment elections shall be of no force or effect. A Participant had the opportunity to complete a new election by a date in 2005 determined by the Committee. Such a Participant who did not properly complete and return such an election by such date received a single lump sum distribution of his entire vested Pre-2013 Account as of August 1, 2006. Notwithstanding the foregoing, if such a Participant's vested Pre-2013 Account as of a date in 2005 determined by the Committee was not greater than $10,000, then he received a single lump sum distribution of his entire vested Pre-2013 Account in 2005. Effective December 31, 2005, in the event the Participant's vested Pre-2013 Account does not exceed $25,000 as of any December 31st, then any payment election shall be disregarded. In such a case, the vested Pre-2013 Account (or remaining balance thereof) shall be paid in a single lump sum distribution as of the first business day of August following such December 31st (even if such vested Pre-2013 Account exceeds $25,000 at that time).

(d) 2005 Payment Elections by Participants Actively Employed. A Participant who remained employed by an Employer as of a date in 2005 determined by the Committee shall be subject to the applicable payment provisions of the Plan in effect at such time and any prior elections shall be of no force or effect. Such a

Participant had the opportunity to complete a new election by a date in 2005 determined by the Committee. Any such election shall be treated as an initial election with respect to his Pre-2013 Account. Such a Participant who does not make a timely election shall be treated the same as provided for in the applicable payment provisions of the Plan in effect at such time for Participants who do not make timely initial elections.

(e) Post-2012 Account. In the event a Participant who is subject to (a), (b) or (c) above also has any Retirement Account(s), Flex Account(s) or Post-2012 Account, the $25,000 cashout limit in each of (a), (b) and (c) above shall be determined by aggregating the Participant's entire vested Account balance.

11.4 Facility of Payment. A payment required to be made hereunder on or as of a specified date may be made in a reasonable period after such date for administrative convenience, provided the payment is made in the same taxable year as the specified date.

ARTICLE XII - DEATH

12.1 If a Participant dies before commencing payment of the amounts represented by any one or more of the Participant's Retirement Account(s), Flex Account(s), Pre-2013 Account or Post-2012 Account, then the vested balance of any such component Account, the payment of which has not yet commenced, shall be paid to the Participant's Beneficiary in a single lump sum cash distribution, as soon as reasonably possible after the Committee is notified of the Participant's death and in all events not more than ninety (90) days following the Participant's death. Neither the Participant nor the Beneficiary shall have the right to designate the taxable year of the payment. If the Participant has already commenced receiving the amounts represented by any one or more of the Participant's Retirement Account(s), Flex Account(s), Pre-2013 Account or Post-2012 Account in the installment payment form, the installment payments that have already commenced from such Account(s) shall continue to be paid to the Participant's Beneficiary in cash.

ARTICLE XIII - NON-ASSIGNABLE/NON-ATTACHMENT

13.1 Except as required by law, no right of the Participant or designated Beneficiary to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect. By way of illustration, and without limiting the foregoing, a Participant's benefits under this Plan shall not be transferable by domestic relations order.

ARTICLE XIV - ADMINISTRATION

14.1 Administration. In addition to the powers which are expressly provided in the Plan, the Committee shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall

have all powers necessary to accomplish these purposes including, but not limited to the following:

(a) the power to determine who is a Participant;

(b) the power to determine allocations, balances, and nonforfeitable percentages with respect to Participants' Accounts;

(c) the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

(d) such powers as are necessary, appropriate or desirable to enable it to perform its responsibilities, including the power to interpret the Plan, establish rules, regulations and forms with respect thereto.

Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

14.2 409A of the Code. This Plan is intended to satisfy the applicable requirements of section 409A of the Code and shall be interpreted accordingly.

ARTICLE XV - CONSOLIDATION OR MERGER

15.1 In the event that Fifth Third Bancorp or any entity (resulting from any merger or consolidation or which shall be a purchaser or transferee so referred to), shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of Fifth Third Bancorp or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Plan shall be binding upon and shall inure to the benefit of the continuing entity or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the preceding sentence, this Plan shall not be assignable by Fifth Third Bancorp or by any entity referred to in such preceding sentence.

ARTICLE XVI - AMENDMENT OR TERMINATION

16.1 Amendment. Fifth Third Bancorp reserves the right to amend the Plan. Any amendment of the Plan shall be by action of the Committee or by the Chairman of the Committee. If an amendment is being made by said Committee, it must be approved by a majority of the members of the Committee as constituted at the time of adoption of the amendment. Any amendment may be given retroactive effect as determined by said Committee or Chairman. Any amendment may, without limitation, (a) affect a Participant whether or not vested, employed or in pay status, and (b) affect or modify Participant elections and payment methods. An amendment may be evidenced in such manner as said Committee or Chairman shall determine. If the amendment is approved by said Committee, such evidence may include (but shall not be limited to) a written resolution signed by a majority of the members of the Committee or minutes of a meeting of the Committee reflecting approval by a majority of the members.

16.2 Termination. Fifth Third Bancorp reserves the right to terminate the Plan. Any termination of the Plan shall be by action of the Committee. Any termination must be approved by a majority of the members of said Committee as constituted at the time of adoption of the termination; and any such termination may be given retroactive effect as determined by said Committee. Any termination may, without limitation, (a) affect a Participant whether or not vested, employed or in pay status, and (b) affect or modify Participant elections and payment methods. A termination may be evidenced in such manner as said Committee shall determine, and such evidence may include (but shall not be limited to) a written resolution signed by a majority of the members of the Committee or minutes of a meeting of the Committee reflecting approval by a majority of the members.

ARTICLE XVII - CLAIMS

17.1 Initial Claims Procedure.

(a) Claim. In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a "Claim"), a Participant or Beneficiary under the Plan (a "Claimant") or his duly authorized representative must file such Claim by mailing or delivering a writing stating such Claim to the department, officer, or Employee responsible for employee benefit matters of the Employer. Upon such receipt of a Claim, the Claims Review Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (b)(i) below and of the effect, pursuant to (b)(iii) below, of failure to decide the Claim within such time limit.

(b) Initial Decision.

(i) Time Limit. The Claims Review Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided, however, that such period shall in no event exceed 90 days, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial 90-day period, be furnished a written notice indicating such special circumstances and the date by which the Claims Review Committee expects to render a decision. In no event shall an extension exceed a period of 90 days from the end of the initial period.

(ii) Notice of Denial. If the Claim is wholly or partially denied, then the Claims Review Committee shall furnish to the Claimant, within the time limit applicable under (i) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A) the specific reason or reasons for such denial;

(B) specific reference to the pertinent Plan provisions on which such denial is based;

(C) a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D) appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Paragraph 17.2, including notice of the time limits set forth in subsection 17.2(b)(ii).

(iii) Deemed Denial for Purposes of Review. If a Claim is not granted and if, despite the provisions of (i) and (ii) above, notice of the denial of a Claim is not furnished within the time limit applicable under (i) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Paragraph 17.2.

17.2 Claim Review Procedure.

(a) Claimant's Rights. If a Claim is wholly or partially denied under Paragraph 17.1, then the Claimant or his duly authorized representative shall have the following rights:

(i) to obtain, subject to (b) below, a full and fair review by the Claims Review Committee;

(ii) to review pertinent documents; and

(iii) to submit issues and comments in writing.

(b) Request for Review.

(i) Filing. To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (ii) below, mail or deliver a written request for such a review (a "Request for Review") to the department, officer, or Employee responsible for employee benefit matters of the Employer.

(ii) Time Limits for Requesting a Review. A Request for Review must be mailed or delivered within 60 days after receipt by the Claimant of written notice of the denial of the Claim.

(iii) Acknowledgment. Upon such receipt of a Request for Review, the Claims Review Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (c)(i) below and of the effect, pursuant to (c)(iii) below, of failure to furnish a decision on review within such time limit.

(c) Decision on Review.

(i) Time Limit.

(A) General. If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Claims Review Committee or its delegate (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than 60 days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than 120 days after receipt of the Request for Review. The Claims Review Committee must furnish the Claimant written notice of any extension prior to its commencement.

(B) Regularly Scheduled Meetings. Anything to the contrary in (A) above notwithstanding, if the Claims Review Committee holds regularly scheduled meetings at least quarterly, then its decision on review shall be made no later than the date of the meeting which immediately follows the receipt of the Request for Review; provided, however, if such Request for Review is received within 30 days preceding the date of such meeting, then such decision on review shall be made no later than the date of the second meeting which follows such receipt; and provided further that, if special circumstances require a further extension of time for processing, and if the Claimant is furnished written notice of such extension prior to its commencement, then such decision on review shall be rendered no later than the third meeting which follows such receipt.

(ii) Notice of Decision. The Claims Review Committee or its delegate shall furnish to the Claimant, within the time limit applicable under (i) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A) the specific reason or reasons for the decision on review;

(B) specific reference to the pertinent Plan provisions on which the decision on review is based;

(C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and

(D) a statement of the Claimant's right to bring an action under section 502(a) of the Employee Retirement Income Security Act of 1974.

(iii) Deemed Denial. If, despite the provisions of (i) and (ii) above, the decision on review is not furnished within the time limit applicable under (i) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.

The Claims Review Committee shall have the sole, absolute and uncontrolled discretion to decide all claims under the initial claims procedure and under the claims review procedure, and its decisions shall be binding on all parties.

17.3 Required Exhaustion of Administrative Remedies. Before a Participant may file a lawsuit regarding the Plan or benefits under the Plan, the Participant must first use the Initial Claims Procedure and the Claim Review Procedure (including the requirement of a timely request for review) described above. No such lawsuit may commence later than one year from the date of decision on review by the Claims Review Committee.

ARTICLE XVIII - MISCELLANEOUS

18.1 No Enlargement of Employment Rights. Neither this Plan, nor any action of Fifth Third Bancorp, an Employer or the Committee, nor any election to defer Compensation hereunder shall be held or construed to confer on any person any legal right to be continued as an employee of Fifth Third Bancorp, or any Employer.

18.2 Withholdings. Fifth Third Bancorp and the Participant's Employer shall have the right to deduct from a Participant's Account and/or any payments due a Participant or Beneficiary under the Plan any and all taxes determined by the Committee to be applicable with respect to such benefits. In the discretion of the Committee, Fifth Third Bancorp and the Participant's Employer may accept payment by the Participant (or Beneficiary) of the amount of any applicable taxes in lieu of deducting such amount from the Participant's Account or payments due under the Plan.

18.3 Entire Agreement. This Plan document constitutes the entire agreement between the Employer and any Participant (or Beneficiary), and supersedes all other prior agreements, undertakings, both written and oral, with respect to the subject matter hereof. This Plan document may not be amended orally or by any course or purported course of dealing, but only by an amendment in accordance with Paragraph 16.1 specifically identified within its text as a Plan amendment. Written communications and descriptions not specifically identified within their text as amendments, shall not constitute amendments and shall have no interpretive or controlling effect on the interpretation of this Plan. Oral communications shall not constitute amendments and shall have no interpretation or controlling effect on the interpretation of this Plan.

18.4 No Guarantee of Tax Consequences. The Participant (or Beneficiary) shall be responsible for all taxes with respect to his benefit hereunder. Neither Fifth Third Bancorp nor any Employer guarantees any particular tax consequences. This includes, without limitation, any taxes, interest or penalties imposed by, or with respect to, section 409A of the Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Fifth Third Bancorp has caused this Plan to be executed effective as of the 1st day of September, 2020.

FIFTH THIRD BANCORP

By: ______________________
Name: Robert Shaffer
Title: EVP, Chief Human Resources Officer